Exhibit 99.2

(Dollar amounts in millions)	OSB	Siding	EWP	Other	Corporate	Total
Three Months Ended March 31, 2011
Sales	$132.1	$106.2	$48.3	$45.8	$(0.7)	$331.7

Depreciation and amortization	9.2	4.3	4.2	3.2	0.5	21.4
Cost of sales and selling and administative	130.2	89.2	49.4	38.4	16.6	323.8
(Gain) loss on sale or impairment of long lived assets					5.5	5.5
Other operating credits and charges, net					(0.8)	(0.8)

Total operating costs	139.4	93.5	53.6	41.6	21.8	349.9

Income (loss) from operations	(7.3)	12.7	(5.3)	4.2	(22.5)	(18.2)
Total non-operating income (expense)					(8.2)	(8.2)

Income (loss) before income taxes and equity in earnings of unconsolidated affiliates	(7.3)	12.7	(5.3)	4.2	(30.7)	(26.4)
Provision (benefit) for income taxes					(6.8)	(6.8)
Equity in (income) loss of unconsolidated affiliates	1.8		0.2	1.3		3.3

Income (loss) from continuing operations	(9.1)	12.7	(5.5)	2.9	(23.9)	(22.9)

Reconciliation of income (loss) from continuing operations to adjusted EBITDA from continuing operations
Income (loss) from continuing operations	(9.1)	12.7	(5.5)	2.9	(23.9)	(22.9)
Income tax benefit					(6.8)	(6.8)
Interest expense, net of capitalized interest					14.0	14.0
Depreciation and amortization	9.2	4.3	4.2	3.2	0.5	21.4

EBITDA from continuing operations	0.1	17.0	(1.3)	6.1	(16.2)	5.7

Stock based compensation expense	0.2	0.1	0.1	—	3.1	3.5
(Gain) loss on sale or impairment of long lived assets					5.5	5.5
Investment income					(4.0)	(4.0)
Other operating credits and charges, net					(0.8)	(0.8)

Adjusted EBITDA from continuing operations	$0.3	$17.1	$(1.2)	$6.1	$(12.4)	$9.9

(Dollar amounts in millions)	OSB	Siding	EWP	Other	Corporate	Total
Three Months ended March 31, 2010
Sales	$117.6	$89.8	$48.8	$41.3	$(0.5)	$297.0

Depreciation and amortization	8.6	5.1	3.4	2.7	0.6	20.4
Cost of sales and selling and administative	113.9	76.2	51.8	37.5	18.7	298.1
(Gain) loss on sale or impairment of long lived assets					1.3	1.3
Other operating credits and charges, net					(0.1)	(0.1)

Total operating costs	122.5	81.3	55.2	40.2	20.5	319.7

Income (loss) from operations	(4.9)	8.5	(6.4)	1.1	(21.0)	(22.7)
Total non-operating income (expense)					(9.4)	(9.4)

Income (loss) before income taxes and equity in earnings of unconsolidated affiliates	(4.9)	8.5	(6.4)	1.1	(30.4)	(32.1)
Provision (benefit) for income taxes					(10.3)	(10.3)
Equity in (income) loss of unconsolidated affiliates	(0.4)		0.2	0.9		0.7

Income (loss) from continuing operations	(4.5)	8.5	(6.6)	0.2	(20.1)	(22.5)

Reconciliation of income (loss) from continuing operations to adjusted EBITDA from continuing operations
Income (loss) from continuing operations	(4.5)	8.5	(6.6)	0.2	(20.1)	(22.5)
Income tax benefit					(10.3)	(10.3)
Interest expense, net of capitalized interest					16.8	16.8
Depreciation and amortization	8.6	5.1	3.4	2.7	0.6	20.4

EBITDA from continuing operations	4.1	13.6	(3.2)	2.9	(13.0)	4.4

Stock based compensation expense	0.2	0.2	0.1	—	2.7	3.2
(Gain) loss on sale or impairment of long lived assets					1.3	1.3
Investment income					(5.9)	(5.9)
Other operating credits and charges, net					(0.1)	(0.1)

Adjusted EBITDA from continuing operations	$4.3	$13.8	$(3.1)	$2.9	$(15.0)	$2.9